UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

FSP GALLERIA NORTH CORP. LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Delaware	000-51940*	61-6520106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*FSP Galleria North Corp. Liquidating Trust is the transferee of the assets and liabilities of FSP Galleria North Corp., and files reports under the Commission file number for FSP Galleria North Corp. FSP Galleria North Corp. filed a Form 15 on July 3, 2014, indicating its notice of termination of registration and filing requirements.

Item 7.01. Regulation FD Disclosure.

On June 10, 2014, FSP Galleria North Corp. (“Galleria North”) and FSP Property Management LLC, as Trustee (the “Trustee”), formed FSP Galleria North Corp. Liquidating Trust (the “Trust”) by entering into that certain Liquidating Trust Agreement (as amended, the “Trust Agreement”), for the creation and operation of the Trust. The Trust’s activities are restricted to the conservation and protection of the assets transferred by Galleria North to the Trust and the administration thereof, including the payment of any liabilities, costs and expenses of Galleria North or the Trust. The Trust will terminate upon the earlier of the distribution of all of the Trust’s assets in accordance with the terms of the Trust Agreement, or the expiration of a period of three years from the effective date of the Trust. The existence of the Trust may, however, be extended for up to two additional one-year periods in the Trustee’s reasonable discretion. The beneficial interests in the Trust are not transferable except by will, intestate succession or by operation of law. Any beneficial interests in the Trust transferred by will, intestate succession or by operation of law will thereafter be subject to such transfer restrictions. The Trust Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP GALLERIA NORTH CORP. LIQUIDATING TRUST
Date: August 12, 2014	By: FSP Property Management LLC, its Trustee /s/ Janet P. Notopoulos
Janet P. Notopoulos President

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Liquidating Trust Agreement, dated as of June 10, 2014, by and between FSP Galleria North Corp. and FSP Property Management LLC

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